Exhibit (d)(19)

NORTHERN FUNDS

SUB-ADVISORY AGREEMENT

Active M Emerging Markets Equity Fund

Sub-Advisory Agreement (this “Agreement”) entered into as of the 16th day of August, 2024, by and between Northern Trust Investments, Inc. (the “Adviser”), and FIAM LLC, a Delaware limited liability company (the “Sub-Adviser”).

WHEREAS, the Adviser has entered into a Management Agreement with Northern Funds (the “Trust”) dated as of June 30, 2014 (“Management Agreement”), relating to the provision of portfolio management and administration services to the Active M Emerging Markets Equity Fund (the “Fund”);

WHEREAS, the Management Agreement provides that the Adviser may delegate any or all of its portfolio management responsibilities under the Management Agreement to one or more sub-advisers;

WHEREAS, the Adviser and the Trustees of the Trust desire to retain the Sub-Adviser to render portfolio management services to the Fund in the manner and on the terms set forth in this Agreement, and the Sub-Adviser is willing to provide such services.

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.	Sub-Advisory Services.

(a)

The Adviser hereby appoints the Sub-Adviser to act as an investment adviser to the Fund for the periods and on the terms herein set forth. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided, and the Adviser hereby delegates to the Sub-Adviser such portfolio management responsibilities as are set forth in this Agreement.

(b)

The Sub-Adviser shall, subject to the supervision and oversight of the Adviser, manage the investment and reinvestment of such portion of the assets of the Fund, as the Adviser may from time to time allocate to the Sub-Adviser for management (the “Sub-Advised Assets”). The Sub-Adviser shall manage the Sub-Advised Assets in conformity with (i) the investment objective, policies and restrictions of the Fund set forth in the Trust’s prospectus and statement of additional information relating to the Fund, as they may be amended from time to time, any additional policies or guidelines, including without limitation compliance policies and procedures, established by the Adviser, the Trust’s Chief Compliance Officer, or by the Trust’s Board of Trustees (“Board”) that have been

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furnished in writing to the Sub-Adviser, (ii) the asset diversification tests applicable to regulated investment companies pursuant to section 85l (b)(3) of the Internal Revenue Code, (iii) the written instructions and directions received from the Adviser and the Trust as delivered; and (iv) the requirements of the Investment Company Act of 1940 (the “1940 Act”), the Investment Advisers Act of 1940 (“Advisers Act”), and all other federal and state laws applicable to registered investment companies and the Sub-Adviser’s duties under this Agreement, all as may be in effect from time to time. The foregoing are referred to below together as the “Policies.”

For purposes of compliance with the Policies, the Sub-Adviser shall be entitled to treat the Sub-Advised Assets as though the Sub-Advised Assets constituted the entire Fund, and the Sub-Adviser shall not be responsible in any way for the compliance of any assets of the Fund, other than the Sub-Advised Assets, with the Policies. Subject to the foregoing, the Sub-Adviser is authorized, in its discretion and without prior consultation with the Adviser, to buy, sell, lend and otherwise trade in any stocks, bonds and other securities and investment instruments on behalf of the Fund, without regard to the length of time the securities have been held and the resulting rate of portfolio turnover or any tax considerations; and the majority or the whole of the Sub-Advised Assets may be invested in such proportions of stocks, bonds, other securities or investment instruments, or cash, as the Sub-Adviser shall determine. Notwithstanding the foregoing provisions of this Section 1 (b), however, (i) the Sub-Adviser shall, upon and in accordance with written instructions from the Adviser, effect such portfolio transactions for the Sub-Advised Assets as the Adviser shall determine are necessary in order for the Fund to comply with the Policies, and (ii) upon notice to the Sub-Adviser, the Adviser may effect in-kind redemptions with shareholders of the Fund with securities included within the Sub-Advised Assets. The Sub-Adviser is also authorized, on behalf of the Fund, to enter into brokerage agreements and other agreements and execute any documents necessary to make investments pursuant to the Fund’s objectives, investment policies and investment restrictions as stated in the Trust’s prospectus and statement of additional information relating to the Fund.

(c)   Absent instructions from the Adviser or the officers of the Trust to the contrary, the Sub-Adviser shall place orders pursuant to its determinations either directly with the issuer or with any broker and/or dealer or other person who deals in the securities in which the Fund is trading as the Sub-Adviser may select. In executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser shall use its best judgment to seek to obtain best execution. In seeking best execution for any transaction, the Sub-Adviser shall consider all factors it deems relevant, including without limitation, the breadth of the market in the security, the price of the security, the financial condition and execution

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capability of the broker or dealer, customary practices in prevailing markets for the particular types of investments being traded and the full range, quality, and reliability of brokerage services, as well as commission rates and the value of research and investment information provided by the brokers or dealers, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis, as described more fully in the Sub-Adviser’s Form ADV. In evaluating the best overall terms available and in selecting the broker or dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or other accounts over which the Sub-Adviser and/or an affiliate of the Sub-Adviser exercises investment discretion, and the Adviser acknowledges that the Sub-Adviser may agree to commissions that are higher than those that might be negotiated otherwise in consideration of such research and brokerage services in accordance with Section 28(e) of the Securities Exchange Act of 1934.

Broker or dealers selected by the Sub-Adviser for the purchase and sale of securities or other investment instruments for the Sub-Advised Assets may include brokers or dealers affiliated with the Sub-Adviser, provided such orders comply with Rules 17e-1 and 10f-3 under the 1940 Act and the Trust’s Rule 17e-1 and Rule 10f-3 Procedures, respectively, in all respects or any other applicable exemptive rules or orders applicable to the Sub-Adviser. Notwithstanding the foregoing, the Sub-Adviser will not effect any transaction with a broker or dealer that is an “affiliated person” (as defined under the 1940 Act) of the Sub-Adviser or the Adviser without the prior approval of the Adviser. The Adviser shall provide the Sub-Adviser with a list of brokers or dealers that are affiliated persons of the Adviser.

(d)

The Sub-Adviser will execute foreign currency (“FX”) transactions, if any, in accordance with the Sub-Adviser’s standard FX policies and procedures. At the written direction of Adviser, the Sub-Adviser may be instructed to use the Custodian to carry out certain FX transactions. In such cases, the Adviser will retain the responsibility to oversee the Custodian’s provision of FX trading services.

(e)

The Sub-Adviser acknowledges that the Adviser and the Trust may rely on Rules 17a-7, 17a-10, 10f-3 and 17e-1 under the 1940 Act, and the Sub-Adviser hereby agrees that it shall not consult with any other investment adviser to the Trust with respect to transactions in securities for the Sub-Advised Assets or any other transactions in the Trust’s assets, other than for the purposes of complying with the conditions of paragraphs (a) and (b) of Rule 12d3-1 under the 1940 Act. In performing sub-advisory services to the Fund, the Sub-Adviser may not engage in any cross trade in reliance under Rule 17a-7 of the Investment Company Act of 1940 unless

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the Adviser provides its written consent to such cross trade. For the avoidance of doubt, a cross trade includes the buy or sell of a security between accounts managed by the Sub-Adviser (including the Fund), whether the transaction is processed as an interfund transaction or pre-arranged via a broker-dealer or other trading venue.

(f)

The Sub-Adviser has provided the Adviser with a true and complete copy of its written compliance policies and procedures for compliance with “federal securities laws” (as such term is defined under Rule 38a-1 of the 1940 Act) and Rule 206(4)-7 of the Advisers Act (the “Sub-Adviser Compliance Policies”). Upon reasonable request, the Sub-Adviser shall also provide to the Trust’s Chief Compliance Officer (“ Trust CCO”) or his or her delegatee promptly :

(i)	a report of any material changes to the Sub-Adviser Compliance Policies relevant to the services provided by Sub-Adviser;

(ii)	a report of any “material compliance matters,” as defined by Rule 38a-1 under the 1940 Act, that have occurred in connection with the Sub-Adviser Compliance Policies relevant to the Sub-Adviser;

(iii)	a copy of the Sub-Adviser CCO’s report with respect to the annual review of the Sub-Adviser Compliance Policies pursuant to Rule 206(4)-7 under the Advisers Act; and

(iv)	an annual (or more frequently as the Trust CCO may reasonably request) certification regarding the Sub-Adviser’s compliance with Rule 206(4)-7 under the Advisers Act.

(g)

The Sub-Adviser may, on occasions when it deems the purchase or sale of a security to be in the best interests of the Fund as well as other fiduciary or agency accounts managed by the Sub-Adviser, aggregate, to the extent permitted by applicable laws and regulations, the securities to be sold or purchased in order to seek to obtain best execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be most fair and equitable over time to the Fund and to its other accounts in accordance with its policies and procedures as described in its Form ADV.

(h)

The Sub-Adviser, in connection with its rights and duties with respect to the Fund and the Trust shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

(i)	The services of the Sub-Adviser hereunder are not deemed exclusive and the Sub-Adviser shall be free to render similar services to others

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(including other investment companies) so long as its services under this Agreement are not impaired thereby.

(j)

The Sub-Adviser shall furnish the Adviser and the administrators of the Trust (together, the “Administrators”) weekly, monthly, quarterly and annual reports concerning portfolio transactions and performance of the Sub-Advised Assets as the Adviser may reasonably determine in such form as may be mutually agreed upon, and agrees to review the Sub-Advised Assets with the Adviser and discuss the management of them. The Sub-Adviser shall promptly respond upon reasonable notice to reasonable requests by the Adviser, the Administrators to the Trust, and the Trust CCO or their delegates for copies of the pertinent books and records maintained by the Sub-Advisers relating directly to the Fund. The Sub-Adviser shall also provide the Adviser with such other information and reports relating directly to the Fund, including information and reports related to compliance matters, as may reasonably be requested by them from time to time, including without limitation all material requested by or required to be delivered to the Board.

(k)

Unless otherwise instructed by the Adviser, the Sub-Adviser shall not have the power, discretion or responsibility to vote any proxies in connection with securities in which the Sub-Advised Assets may be invested, and the Adviser shall retain such responsibility.

(l)

If requested by the Adviser, the Sub-Adviser shall provide information to, and otherwise provide reasonable cooperation with, the Adviser and/or the Trust in to assist in their responding to any regulatory or compliance examinations or inspections (including any information requests) relating to the services provided by the Sub-Adviser to the Fund pursuant to this Agreement brought by any governmental or regulatory authorities. The Sub-Adviser shall promptly notify the Trust CCO or his or her delegate of any deficiencies that are identified by the United States Securities and Exchange Commission (“SEC”) in written correspondence to the Sub-Adviser and that relate to the services provided by the Sub-Adviser to the Fund pursuant to this Agreement. The Sub-Adviser shall provide such notification within a reasonable period after receiving the correspondence. The Sub-Adviser shall provide additional information with respect to such material deficiencies as is reasonably requested by the Trust CCO or his or her delegatee.

(m)

The Sub-Adviser shall be responsible for meeting the Sub-Adviser’s regulatory obligations with respect to the Sub-Advised Assets, including the preparation and filing of Schedule 13G and Form 13F as required by applicable law. For the avoidance of doubt, any Schedule 13G filing requirements resulting solely from the aggregation of the Sub-Advised Assets with other assets in the Fund shall not be the responsibility of the Sub-Adviser. The Sub-Adviser shall not be responsible for the preparation

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or filing of any other reports required on behalf of the Sub-Advised Assets, except as may be expressly agreed to in writing.

(n)

The Sub-Adviser shall maintain and preserve records of all matters pertaining to the Sub-Advised Assets, including, without limitation, brokerage and other records of all securities transactions, as required by applicable law, including Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act. The Sub-Adviser will provide copies of such records promptly to the Trust upon written request.

(o)	The Sub-Adviser shall promptly notify the Adviser of any financial condition of the Sub-Adviser that is likely to impair the Sub-Adviser’s ability to fulfill its commitments under this Agreement.

(p)

The Sub-Adviser shall promptly notify the Adviser in advance of any partner, member, officer or employee of (i) the Sub-Adviser, or (ii) any person controlling, controlled by, or under common control with, the Sub-Adviser, taking any seat on the board of any issuer whose securities are held by the Sub-Advised Assets.

2.	Representations and Warranties of the Parties

(a)	The Sub-Adviser represents and warrants to the Adviser as follows:

(i)	The Sub-Adviser is a registered investment adviser under the Advisers Act;

(ii)

The Form ADV that the Sub-Adviser has previously provided to the Adviser is a true and complete copy of the form as currently filed with the SEC, and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading. The Sub-Adviser will promptly provide the Adviser and the Trust with a complete copy of all subsequent amendments to its Form ADV as required by law;

(iii)	The Sub-Adviser will carry at all times professional errors and omissions liability insurance with carriers covering services provided hereunder by the Sub-Adviser in an appropriate amount;

(iv)

The Sub-Adviser will furnish the Adviser with certificates of insurance in forms and substance reasonably acceptable to the Adviser evidencing the coverages specified in paragraph 2(a)(iii) hereof and will provide notice of termination of such coverages, if any, to the Adviser and the Trust, all as promptly as reasonably possible. The Sub-Adviser will notify the Adviser promptly, and

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in any event within 10 business days, when the Sub-Adviser receives notice of any termination of the specified coverage;

(v)	This Agreement has been duly authorized and executed by the Sub-Adviser;

(vi)

The Sub-Adviser is not required to be registered with the U.S. Commodities Futures and Trading Commission (the “CFTC”) as a commodity trading advisor under the Commodity Exchange Act of 1936 Act (“CEA”); and

(vii)	It will notify the Adviser promptly upon the occurrence of any event which causes a material change in the representations and warranties under this Agreement.

(b)	The Adviser represents and warrants to the Sub-Adviser as follows:

(i)	The Adviser is registered under the Advisers Act;

(ii)	Each of the Adviser and the Trust is duly organized and validly existing, and has duly authorized the execution of this Agreement by the Adviser;

(iii)

Neither the execution and delivery of this Agreement by the Adviser nor the performance of its obligations hereunder shall conflict with any provision of any instrument governing the Adviser or violate any law, regulation, agreement, order or decree applicable to the Adviser;

(iv)	Prior to the execution of this Agreement, the Adviser has received a copy of the Sub-Adviser’s current Form ADV Part 2;

(v)

To the best of the Adviser’s knowledge, the current prospectus and statement of additional information of the Trust relating to the Fund, with respect to the disclosure about the Adviser or information relating, directly or indirectly, to the Adviser, contains no untrue statement of any material fact and does not omit any statement of a material fact, which was required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading;

(vi)	It has claimed an exemption from registration under the CEA pursuant to CFTC Rule 4.5 for the Fund; and

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(vii)	It will notify the Sub-Adviser promptly upon the occurrence of any event which causes a material change in the representations and warranties under this Agreement.

3.	Obligations of the Adviser.

(a)

The Adviser shall provide (or cause the Fund’s Custodian (as defined in Section 4 hereof) to provide) timely information to the Sub-Adviser regarding such matters as the composition of the Sub-Advised Assets, cash requirements and cash available for investment in the Sub-Advised Assets, and all other information as may be reasonably necessary for the Sub-Adviser to perform its responsibilities hereunder.

(b)

The Adviser has furnished the Sub-Adviser with a copy of the prospectus and statement of additional information of the Trust relating to the Fund and agrees during the continuance of this Agreement to furnish the Sub-Adviser copies of any revisions or supplements thereto at, or, if practicable, before the time the revisions or supplements become effective. The Adviser agrees to furnish the Sub-Adviser with copies of any financial statements or reports made by the Fund to its shareholders, and any further materials or information that the Sub-Adviser may reasonably request to enable it to perform its functions under this Agreement.

(c)

Upon written request from the Sub-Adviser, the Adviser agrees to provide to Sub-Adviser, as Sub-Adviser may reasonably request, or as otherwise required by Rule 206(4)-5 under the Advisers Act, (i) certification that, to the best of the Adviser’s knowledge, the Fund is not a Covered Investment Pool, as defined in Rule 206(4)-5(f)(3), or (ii) in the event that the Fund becomes a Covered Investment Pool, to the best of the Adviser’s knowledge, a list of Government Entities invested in the Fund.

4.   Custodian. The Adviser shall provide the Sub-Adviser with a copy of the Fund’s agreement with the custodian designated to hold the assets of the Fund (the “Custodian”) and any material modifications thereto (the “Custody Agreement”) that may affect the Sub-Adviser’s duties, copies of such modifications to be provided to the Sub-Adviser reasonably in advance of the effectiveness of such modifications. The Sub-Advised Assets shall be maintained in the custody of the Custodian identified in, and in accordance with the terms and conditions of, the Custody Agreement (or any sub-custodian properly appointed as provided in the Custody Agreement). Unless otherwise instructed by the Adviser in writing, the Sub-Adviser shall not have the authority to act for or represent the Trust or the Adviser in providing instructions to the Custodian except in connection with the services provided by the Sub-Adviser pursuant to Section 1 of this Agreement. Any assets added to the Fund shall be delivered directly to the Custodian. All custodial costs of the Sub-Advised Assets will be paid for by the Fund or the Adviser.

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5.   Class Action Lawsuits. The Sub-Adviser will not advise or take any action on behalf of the Fund in connection with any legal proceedings, including but not limited to bankruptcies, shareholder suits or class action lawsuits involving securities held in, or formerly held in, the Sub-Advised Assets or the issuers of those securities. The Sub-Adviser will immediately forward all proof of claim forms and related materials that it receives and that relate to the Sub-Advised Assets to the Custodian or the Adviser upon receipt. The Sub-Adviser will not be liable for failure to file proofs of claim on behalf of the Fund.

6.   Non-Exclusive Contract. The Adviser understands that the Sub-Adviser and its affiliates may perform investment advisory services for clients other than the Fund and recognizes that the Sub-Adviser may give, advise and take action in the performance of its duties to other clients which may be the same as, or may differ from, recommendations or advice given, or the timing or nature of action taken, with respect to the Sub-Advised Assets. Nothing in this Agreement will be deemed to impose upon the Sub-Adviser any obligation to purchase or sell or to recommend for purchase or sale for the Sub-Advised Assets any security or other property which the Sub-Adviser or its managers, employees, officers and affiliates may purchase or sell for their own accounts or for the accounts of others.

7.   Use of Name. It is understood that the name “FIAM LLC,” any abbreviated forms and derivatives thereof and any logo associated with that name is the valuable property of the Sub-Adviser and that the Fund and the Adviser have the right to use such name (or derivative or logo), in the Trust’s or Fund’s prospectus, statement of additional information and registration statement or other filings, forms or reports required under applicable state or federal securities, insurance, or other law, for so long as the Sub-Adviser is a Sub-Adviser to the Fund, provided, however, that the Trust or Fund may continue to use the name of the Sub-Adviser in its registration statement and other documents to the extent deemed necessary by the Trust to comply with disclosure obligations under applicable law and regulation.

Except as provided below, neither the Trust nor the Adviser or any affiliate or agent thereof shall make reference to or use the name of the Sub-Adviser or any of its affiliates in any advertising or promotional materials without prior approval of the Sub-Adviser, which approval shall not be unreasonably withheld.

During the term of this Agreement, the Adviser shall have permission to use the Sub-Adviser’s full legal name, “FIAM LLC” (the “Mark”) in connection with the sale and marketing of the Fund. Adviser shall provide to the Sub-Adviser examples of the proposed marketing materials bearing any Mark (collectively, “Materials”) for the Sub-Adviser’s prior review and written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Sub-Adviser or its affiliates(s) shall review and provide feedback, if any, on the proposed use as soon as possible, but in any event within ten (10) business days following Sub-Adviser’s receipt of submitted Materials bearing any Mark.

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Notwithstanding anything contained herein to the contrary, the Adviser may use the Sub-Adviser’s name, “FIAM LLC” in any Materials when referring to the Sub-Adviser in a factual manner without the need to seek the Sub-Adviser’s, or an affiliate’s, written consent.

Upon termination or expiration of this agreement, the Adviser shall immediately cease all use of the Mark. Upon such termination or expiration of this Agreement, the Adviser shall either provide copies of all Materials bearing any Mark to the Sub-Adviser or certify as to the destruction of all such Materials, except as required by applicable law or the Adviser’s record-keeping policies and procedures.

The Parties agree that, in order to streamline the review and approval process for any Materials bearing the Mark, one or more templates for such Materials may be provided to Sub-Adviser for Sub-Adviser’s prior review and approval. Once a template for a particular type of Material has been approved by Sub-Adviser in accordance with this Agreement (each, an “Approved Template”), all materials of the same type or class based on the Approved Template shall be considered approved by Sub-Adviser and Adviser shall not be required to separately submit each example of such Materials to Sub-Adviser for its review or approval; provided, however, that no material change relating to the Mark is made by the Adviser as compared to that shown in an Approved Template.

The Adviser shall, upon Sub-Adviser’s request, and without charge to Sub-Adviser, supply copies of any Materials bearing any of the Mark.

8.   Expenses. During the Term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with the performance of its duties under Section 1 hereof other than the cost (including, but not limited to, taxes, brokerage fees or commissions and other transaction costs, if any) of the securities or other investment instruments purchased or sold for the Fund.

9.   Compensation of the Sub-Adviser. As full compensation for all services rendered, facilities furnished and expenses borne by the Sub-Adviser hereunder, the Sub-Adviser shall be paid the fees in the amounts and in the manner set forth in Appendix A hereto.

10.   Independent Contractor Status. The Sub-Adviser shall for all purposes hereof be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent the Trust or the Adviser in any way or otherwise be deemed an agent of the Fund or the Adviser.

11.   Liability and Indemnification.

(a)

Liability. The duties of the Sub-Adviser shall be confined to those expressly set forth herein with respect to the Sub-Advised Assets. The Sub-Adviser shall not be liable for, or subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of its

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willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. Under no circumstances shall the Sub-Adviser be liable for any loss arising out of any act or omission taken by another sub-adviser, or any other third party, in respect of any portion of the Trust’s assets not managed by the Sub-Adviser pursuant to this Agreement. Sub-Adviser will have no responsibility for any consequential and indirect damages or any loss: (i) incurred by reason of any act or omission of any broker or dealer, the Custodian or any other third party or authorized representative with respect to the Fund, or (ii) resulting from anything done or omitted to be done in good faith reliance on any written instructions from the Adviser or any authorized representative thereof.

(b)	Indemnification.

(i)

The Sub-Adviser shall indemnify the Adviser, the Trust and the Fund, and their respective affiliates and controlling persons (the “Adviser Indemnified Persons”) for any liability and expenses, including reasonable attorneys’ fees, which the Adviser, the Trust or the Fund and their respective affiliates and controlling persons may sustain as a result of the Sub-Adviser’s material breach of this Agreement or its representations and warranties herein or as a result of the Sub-Adviser’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder or violation of applicable law; provided, however, that the Adviser Indemnified Persons shall not be indemnified for any liability or expenses that may be sustained as a result of the willful misfeasance, bad faith, gross negligence, or reckless disregard of their duties hereunder by the Adviser Indemnified Persons.

(ii)

The Adviser shall indemnify the Sub-Adviser, its affiliates and its controlling persons (the “Sub-Adviser Indemnified Persons”) for any liability and expenses, including reasonable attorneys’ fees, arising from, or in connection with, (a) the Adviser’s material breach of this Agreement or their representations and warranties herein or as a result of the Adviser’s willful misfeasance, bad faith, gross negligence, reckless disregard of their duties hereunder or violation of applicable law; and (b) as a result of the Sub-Adviser acting in good faith in reliance on the Adviser’s written instructions to the Sub-Adviser; provided, however, that the Sub-Adviser Indemnified Persons shall not be indemnified for any liability or expenses that may be sustained as a result of the willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder by the Sub-Adviser Indemnified Persons.

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12.   Effective Date and Termination. This Agreement shall become effective as of the date of its execution, and:

(a)

unless otherwise terminated, this Agreement shall continue in effect until June 30, 2025, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the Board or by vote of a majority of the outstanding voting securities of the Fund, and (ii) by vote of a majority of the Trustees of the Trust who are not interested persons of the Trust, the Adviser or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval;

(b)	this Agreement may at any time be terminated either by vote of the Board or by vote of a majority of the outstanding voting securities of the Fund;

(c)	this Agreement shall automatically terminate in the event of its assignment or upon the termination of the Management Agreement; and

(d)	this Agreement may be terminated by the Sub-Adviser on 60 days’ written notice to the Adviser and the Trust, or by the Adviser immediately upon notice to the Sub-Adviser.

Upon any such termination, the Sub-Adviser will not be permitted to initiate any new transaction on behalf of the Sub-Advisers Assets, unless specifically requested to do so by the Adviser, but will nevertheless be entitled to settle any outstanding purchase or sale transaction executed on behalf of the Sub-Advised Assets prior to the date such termination became effective.

Termination of this Agreement pursuant to this Section 12 shall be without the payment of any penalty.

13.   Notices: Consent to Electronic Delivery. Unless otherwise specified in this Agreement, all notices or other communication required to be given under this Agreement will be sent in person, by U.S. mail, by overnight mail, or by electronic communication and will be deemed given when received at the addresses specified below or at such other address as a party to receive notice may specify in a notice given in accordance with this provision. The Sub-Adviser may rely on any notice or other communication from any person reasonably believed to be genuine and authorized by the Adviser to act on its behalf.

If to the Adviser:

Attention: Kaz Sikora, Portfolio Manager

Address: 300 Atlantic Street, 4th floor

Phone: 203-363-7482

Email: sk95@ntrs.com

Fax: 203-356-9341

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If to the Sub-Adviser:	FIAM LLC
900 Salem Street
Smithfield, RI, 02917
Adviser Services
Attention: Casey Condron
Phone: (401) 292-7764
Email: casey.condron@fmr.com

Electronic communication includes email or facsimile delivery as well as making notices or communications electronically available on the Sub-Adviser’s or their affiliates’ internet site, if applicable, and providing notice of such availability. The Adviser acknowledges its consent to such electronic delivery of any notices, documents, or materials required and/or provided to the Adviser by Sub-Adviser related to services provided to the Adviser under this Agreement. The Adviser may revoke this consent and request any such documents or materials to be mailed, in lieu of electronic delivery, at any time upon reasonable notice to the Sub-Adviser.

14.   Amendment. This Agreement may be amended at any time by mutual consent of the Adviser and the Sub-Adviser, provided that, if required by law, such amendment shall also have been approved by vote of a majority of the outstanding voting securities of the Fund and by vote of a majority of the Trustees of the Trust who are not interested persons of the Trust, the Adviser, or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval.

15.   Assignment. The Sub-Adviser may not assign this Agreement and this Agreement shall automatically terminate in the event of an “assignment,” as such term is defined in Section 2(a)(4) of the 1940 Act. The Sub-Adviser shall notify the Adviser in writing sufficiently in advance of any proposed change of “control,” as defined in Section 2(a)(9) of the 1940 Act, so as to enable the Trust and/or the Adviser to: (a) consider whether an assignment will occur, (b) consider whether to enter into a new Sub-Advisory Agreement with the Sub-Adviser, and (c) prepare, file, and deliver any disclosure document to the Fund’s shareholders as may be required by applicable law.

16.   Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement represents the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, shall be construed in accordance with applicable federal law and the laws of the State of Illinois and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors (subject to paragraph 10 (c) hereof) and, to the extent provided in paragraph 9 hereof, each Sub-Adviser and Adviser Indemnified Person. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon, either of the parties to do anything in violation of any applicable

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laws or regulations. Any provision in this Agreement requiring compliance with any statute or regulation shall mean such statute or regulation as amended and in effect from time to time.

17.   Regulation S-P. In accordance with Regulation S-P, if non-public personal information regarding any party’s customers or consumers is disclosed to the other party in connection with this Agreement, the other party receiving such information will not disclose or use that information other than as necessary to carry out the purposes of this Agreement.

18.   Confidentiality. Any information or recommendations supplied by either the Adviser or the Sub-Adviser, that are not otherwise in the public domain or previously known to the other party in connection with the performance of its obligations and duties hereunder, including without limitation portfolio holdings of the Trust, financial information or other information relating to a party to this Agreement, are to be regarded as confidential (“Confidential Information”) and held in the confidence. Except as may be required by applicable law or rule as requested by regulatory authorities having jurisdiction over a party rule or as requested by regulatory authorities having jurisdiction over a party to this Agreement, Confidential Information may be used only by the party to which said information has been communicated and such other persons as that party believes are necessary to carry out the purposes of this Agreement, the Custodian, and such persons as the Adviser may designate in connection with the Sub-Advised Assets.

19.   Receipt of Form ADV. The Adviser acknowledges that prior to the Adviser’s execution and delivery of this Agreement the Adviser received a copy of Part 2A and 2B of the Sub-Adviser’s Form ADV.

20.   Client Information Security: Pursuant to the Gramm-Leach-Bliley Act, the Sub-Adviser agrees to implement reasonable measures that are designed to:

1)  Ensure the security and confidentiality of any of the Fund’s shareholder personal information (“Shareholder Information”) in Sub-Adviser’s possession or control as a result of performing services under this Agreement;

2)  Protect against any anticipated threat or hazards to the security or integrity of Shareholder Information;

3)  Protect against unauthorized access to or use of Shareholder Information that could result in substantial harm or inconvenience to any Fund shareholder; and

4)  Ensure the proper disposal of Shareholder Information.

The Sub-Adviser also agrees to notify Adviser as soon as possible of any security breach or acquisition of Shareholder Information by an unauthorized person of which the Sub-Adviser becomes aware.

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21.   Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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This Agreement shall be governed by and interpreted in accordance with the laws of the State of Illinois.

NORTHERN TRUST INVESTMENTS, INC.

By:

Name:	Nina Staley
Title:	Sr Vice President

FIAM LLC

By:

Name:	Mark Botelho
Title:	Vice President

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Appendix A

Sub-Advisory Fees

As full compensation for the services and expenses assumed by the Sub-Adviser pursuant to this Agreement, the Sub-Adviser shall be entitled to a fee paid by the Adviser and determined in accordance with the following provisions:

1. Sub-Adviser’s Fee. The Sub-Adviser’s fee shall be calculated quarterly and will be equal to (i) the product of (a) the average of the value of the Sub-Advised Assets on each “Valuation Date” during the applicable calendar quarter times (b) the “Aggregate Assets Fee Rate” divided by four. If the Sub-Adviser provides investment advisory services for less than a full calendar quarter, the fee will be pro-rated based on the actual number of days during the quarter that the Sub-Adviser provided services to the Fund divided by 90. The Adviser shall pay the Sub-Adviser’s fee quarterly in arrears and within 60 days after the end of the applicable calendar quarter.

2. Definitions.

(a) “Valuation Date” shall mean (i) each day in each month for the Sub-Advised Assets; and (ii) the close of business on the last day of each month for the “Other Accounts.”

(b) “Other Accounts” shall mean all of the accounts and funds, other than the Sub-Advised Assets, managed by the Sub-Adviser for or on behalf of Northern Trust Investments, Inc. and/or its affiliates that have a substantially similar investment strategy for which the Sub-Adviser is being engaged pursuant to this Agreement.

(c) “Aggregate Assets Fee Rate” shall mean the quotient of fees calculated by applying “Aggregate Assets” to the “Aggregate Assets Fee Schedule” and dividing by the “Aggregate Assets.”

(d) “Aggregate Assets Fee Schedule” shall mean the following annual fee schedule:

[Material Redacted Pursuant to an Exemptive Order Issued by the U.S. Securities and Exchange Commission]

(e) “Aggregate Assets” shall mean the value of the Sub-Advised Assets and the Other Accounts on the Valuation Date during the applicable calendar quarter. The values for the Sub-Advised Assets and Other Accounts shall be as reported by the applicable custodian and fund administrator.

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(f) “Sub-Advised Assets” shall mean the assets managed by the Sub-Adviser pursuant to this Agreement.

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